                                                                   EXHIBIT 10.69

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_____]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                     SWITCHED RESELLER SERVICES AGREEMENT


This Agreement is between Allnet Communication Services, Inc. ("ALLNET"), a Michigan corporation with its principal offices at 30300 Telegraph Road, Suite 350, Bingham Farms, MI 48025, and DeltaCom, Inc. ("CUSTOMER"), an Alabama corporation with its principal offices at 113 South Main, Arab, AL 35016 and is made effective as of the date an Allnet officer executes this Agreement.

                                    RECITALS
                                    --------

Allnet is in the business of providing long distance telecommunication services to commercial and residential customers; and

Customer is in the business of purchasing long distance telecommunication services and reselling the same to commercial and residential customers; and

The parties desire to enter into a business arrangement whereby Allnet provides certain of its telecommunication services to Customer for resale in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein the parties hereto agree as follows:

1.   DEFINITIONS.
     ------------

     1.1  General Definitions.
          -------------------

          A. "ALLNET 800 NUMBERS" shall be 800 telephone numbers ordered onto the Allnet network by Customer and for which Allnet has either (i) been appointed the RESPORG, or (ii) reserved and issued the 800 telephone number to Customer. Allnet shall be deemed to be the RespOrg for all 800 telephone numbers reserved and issued by it under (ii) above.

          B.   "ANI" shall mean a telephone number.

          C.   "ANI INFORMATION": see Subsection 5.4 C.

          D. "BILLING CYCLE" shall mean the Allnet billing cycle to which Customer's account hereunder is assigned by Allnet (a full billing cycle equals approximately 30 days of SERVICES usage). All monthly recurring charges herein shall apply separately to each Billing Cycle if Customer requests and Allnet assigns multiple Billing Cycles. If Customer is assigned multiple Billing Cycles hereunder, then usage for all Billing Cycles commencing in the same calendar month shall be aggregated for the purpose of calculating whether Customer's various monthly minimum usage requirements herein have been met.

                                       1
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          E.   "BUSINESS DAY" shall mean Monday through Friday, 8:30 am to 5:30 pm EST, excluding nationally recognized holidays.

          F.   "CALL ABUSE" and "STANDARD MONITORING : see Subsection 9.1

          G. "CALLING CARD MINIMUM CHARGE" and "CALLING CARD MONTHLY SURCHARGE": see Exhibit 3.1, paragraph 5.

          H. "CARRIER 800 NUMBERS" shall be 800 telephone numbers ordered onto the Allnet network by Customer for which a party other than Allnet or Customer has been appointed the RespOrg.

          I. "CODE" shall mean a calling card authorization code issued by Allnet to Customer (and by Customer to an END-USER).

          J. "CDR" and "CDR TAPE": see Subsections 4.1 and 4.1 A., respectively.

          K.   "COLLATERAL": see Subsection 11.2.

          L.   "CUSTOM PROGRAM": see Subsection 6.2.

          M. CUSTOMER 800 NUMBERS" shall be 800 telephone numbers ordered onto the Allnet network by Customer for which Customer has been appointed the RespOrg.

          N.   "CUSTOMER INVOICE": see Subsection 11.1.

          O. "EFFECTIVE DATE" is the date this Agreement is signed by an Allnet officer as set forth on the signature page hereof.

          P. "END-USERS" are customers of Customer for which Customer has submitted an order that has been accepted by Allnet during the term of this Agreement. To the extent that Customer subscribes to the Services for its own use, Customer shall be deemed to be an End-User.

          Q.   "END-USER INFORMATION": see Subsection 5:3.

          R.   "END-USER PURCHASE" and "TRANSFER PRICE": see Subsection 11.3.

          S. "800 NUMBERS" shall collectively refer to the Allnet 800 Numbers, Carrier 800 Numbers, Customer 800 Numbers and PIN 800 NUMBERS.

          T.   "ELECTRONIC EXCHANGE": see Subsection 4.1 B.

          U.   "ERROR CORRECTION": see Subsection 5.4 B.

          V.   "GENERIC PROGRAM": see Subsection 6.1.

          W. "GUIDELINES" shall refer to the telecommunication industry's general rules with respect to 800 number portability, including but not limited to, (i) the Federal Communications Commission's ("FCC") 800 number portability policies and rules, (ii) the SMS 800 requirements set forth in the Bell Operating Companies' Tariff F.C.C. No. 1, and (iii) the CLC 800 DataBase Ad-Hoc Committees' Guidelines for 800 DataBase, as all of the foregoing may be replaced or modified from time to time.

          X.   "INITIAL TERM": see Subsection 12.1.

          Y. "MINIMUM CHARGE", "MONTHLY SURCHARGE" and "DISCOUNT MAKE-UP CHARGE": see Exhibit 3.1, paragraph 8.

          Z.   "OPERATOR SERVICES" and "700/900 NETWORK CALLS": see Subsection
2.3.

          AA. "PIN 800 NUMBER" shall be an Allnet 800 Number assigned to Customer for use with the 800 PIN SERVICE.

          BB.  "PIN NUMBERS": see Subsection 1.2 B.

          CC.  "PROPRIETARY INFORMATION": see Subsection 13.1 A.

          DD. "RESPORG" shall mean the responsible organization as defined in the Guidelines. A RespOrg is the entity that is responsible for managing and administering the accounts records in the 800 Service Management System DataBase.

          EE.  "SUBSCRIPTION CHECKLIST": see Subsection 5.1.

          FF.  "TARIFF": see Subsection 2.1.

          GG.  "TRANSFER": see Subsection 15.2 B.

          HH. For purposes of this Agreement and unless otherwise stated herein, "MONTH" shall equal a Billing Cycle. Unless otherwise stated herein, "DAYS" shall refer to calendar days.

     1.2  Services Definitions. The following described telecommunication
          --------------------
services are hereinafter collectively referred to as the "SERVICES".

          A. "ANCILLARY SERVICES" consist of calling card operator assisted calls and calling card traffic generated via the Codes which access the following Allnet special features: teleconferencing, voice mail, Allnet Call Delivery(R), Allnet InfoReach(R), SpeedLink(R), Option USA(R) and such other special features as Allnet may from to time add to its calling card platform and make available to Customer. The Ancillary Services are only available in conjunction with the Calling Card Services.

          B. "CALLING CARD SERVICES" consist of calling card traffic generated via the Codes.

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

          C. "800 PIN SERVICE" consists of inbound SWITCHED SERVICES combined with a PIN 800 Number which is accessed via four digit personal identificiation numbers ("PIN NUMBERS") assigned by Customer to End-Users. The use of the PIN Numbers with a PIN 800 Number permits multiple End-Users to utilize the same 800 telephone number on an individual basis. 800 DIRECTORY ASSISTANCE is not available with the 800 PIN Service.

          D. "DEDICATED SERVICES" consist of (i) switched outbound long distance traffic delivered to an Allnet Point of Presence ("POP") via dedicated facilities and terminated over the Allnet network, and (ii) switched inbound 800 traffic generated via 800 Numbers which traffic originates on the Allnet network and is terminated by Allnet onto Customer's or a End-User's dedicated facilities.

          E. "DIRECTORY ASSISTANCE SERVICES" consist of calls made by End-Users to directory providers for assistance in locating a non-800 Number. "800 DIRECTORY ASSISTANCE" consists of calls made to directory providers for assistance in locating an Allnet 800 Number.

          F. "INBOUND SERVICES" shall collectively refer to inbound traffic under the Dedicated Services, Switched Services and 800 PIN Services.

          G. "INTERNATIONAL SERVICES" consist of international traffic generated via the Dedicated Services, Switched Services or Calling Card Services.

          H. "SWITCHED SERVICES" consist of switched inbound and outbound long distance traffic generated by End-Users that originates and terminates over the Allnet network.

2.   SERVICES AVAILABILITY.
     ----------------------

     2.1 Commencing on such dates after the Effective Date as may be mutually agreed upon by the parties in writing, Allnet shall provide the Services selected by Customer in those areas where Allnet in its sole discretion determines the Services to be available. Allnet shall provide the Services in accordance with the terms and conditions of service set forth in the applicable Allnet federal and state tariffs, which are incorporated herein by reference (the "TARIFF"). An excerpted copy of the Tariff is attached as Exhibit 2.1 and made a part hereof.

     2.2 Customer understands and agrees that the Services do not include value-added services that Allnet makes available to its customer base, such as without limitation, Allnet ESP(R) reports, and that Allnet is not obligated to provide End-Users with such value-added services. Customer further understands and agrees that the 800 PIN Service is not available to commercial End-Users.

     2.3 "OPERATOR SERVICES" are defined to be calls made via 00, 0- or 0+ calling that require the assistance of an operator to complete, such as but not limited to, collect calls and bill-to-a-third-number calls. Operator Services specifically exclude calling card operator assistance calls which are deemed to be part of the Calling Card Services. "700/900 NETWORK CALLS" are those calls made to various information providers utilizing telephone numbers with 700 or 900 dialing sequences. Operator Services and 700/900 network calls are not included in the Services, but may be made available to End-Users via the Allnet network. If Operator Services or 700/900 network calls are utilized by End-Users, such calls shall be billed to End-Users at standard Allnet charges either directly by Allnet or through its billing agents. Allnet shall not bill Customer for the Operator Services or 700/900 network calls utilized by End-Users and any revenues collected by Allnet for such Services and calls shall be retained solely by Allnet. Allnet reserves the right to revise its rates for Operator Services and 700/900 network calls at any time.

     2.4 Customer understands and agrees that End-Users whose telephone lines are presubscribed to Allnet may be requested to call 1-700-555-4141 to confirm their long distance carrier and that they will hear a recording identifying Allnet as their long distance carrier. If requested by Customer, Allnet shall provide Customer with an available 700 number (1-700-555-XXXX) and a recorded message that identifies Customer as the carrier. Customer's request and message selection shall be made in writing on the Subscription Checklist submitted by Customer when it first orders the Switched Services. Allnet shall make such 700 number available for Customer's use within fifteen Business Days after receipt of said Subscription Checklist.

3.   RATES FOR THE SERVICES.
     ----------------------

     3.1 Customer shall purchase and pay for the Services at the rates set forth in Exhibit 3.1 attached hereto and made part hereof.

4.   CALL DETAIL RECORDS.
     -------------------

     4.1 Customer shall have the option of receiving call detail records for usage of the Services ("CDR") on (i) a monthly basis, (ii) a pre-bill run basis (approximately six times per week), or (iii) no CDR at all. Customer may also elect both options (i) and (ii), as further detailed below.

          A. If Customer elects option (i), then on or about the fifth Business Day following the end of a Billing Cycle, Allnet shall deposit with an overnight delivery service for delivery to Customer a magnetic tape containing CDR for the Services in the modified CARE format set forth in Exhibit 4.1 A. attached hereto and made a part hereof (the "CDR TAPE"). The CDR Tapes will rate the Services at the standard Allnet rates in effect at the time the Services were provided. Customer shall pay a one-time CDR

Tape set up charge of [_____], plus [_____] per month. Software modifications to the CDR Tape format requested by Customer are subject to Allnet approval and will be invoiced to Customer at [_____] per hour, per programmer.

          B. If Customer elects option (ii) above, then for each pre-bill computer run performed by Allnet (generally pre-bill runs are performed by Allnet six days per week) Allnet shall deliver the CDR by electronic data exchange ("ELECTRONIC EXCHANGE") to either (i) Customer's designated mainframe computer via the IBM Information Network ("IIN") via Network Data Mover ("NDM"), or (ii) dedicated personal computer via Procomm+ software. The CDR transfers via Electronic Exchange are initiated by Allnet and generally run during the evening or early morning hours. Customer shall pay a one-time Electronic Exchange set up charge of [_______], plus a monthly recurring charge of [_____]. Provided that Customer is not in default hereunder, the [_______] set up charge shall be credited to Customer after the Minimum Charge becomes effective. Further, Customer shall be responsible for all transmission charges together with the cost of hardware and software necessary at its location for use of IIN, NDM or Procomm+, which hardware and software shall comply with the formats and technical specifications that Allnet from time to time may promulgate. The current Procomm+ format is set forth in Exhibit 4.1 A.

          C. Customer shall select the applicable option or options at the time it submits its first Subscription Checklist to Allnet. If Customer elects both options 4.1 A. (i) and (ii), the individual set up charges and the monthly recurring charges for both options shall be applicable. Customer may cancel an option at any time on thirty days written notice. Customer may change an existing option or select a new option at any time upon written notice and payment to Allnet of the applicable set up charge. Changes or new selections shall not be effective any earlier than the second Billing Cycle following the date of the receipt of payment for the applicable set up charge.

     4.2 Customer shall have the affirmative obligation of providing written notice of any inaccuracies in Customer Invoices within sixty Business Days after receipt. In the event that Customer does not report an inaccuracy concerning a Customer Invoice within said sixty Business Day period, Customer shall be deemed to have waived its right to contest accuracy of the billing and deemed to have agreed that the Allnet billing system inputs and outputs, including without limitation, the CDR and answer supervision, are accurate and final. If an alleged inaccuracy is brought to the attention of Allnet within said twenty Business Day period and such inaccuracy is verified by Allnet to its reasonable satisfaction, Allnet shall credit future Customer Invoices to reflect such verified inaccuracy. Allnet represents that the billing system inputs and outputs used for the Services will be substantially the same used by Allnet for its other customers utilizing services similar to those provided to Customer hereunder.

     4.3 Customer agrees that, other than for one minute call rounding, it shall not charge End-Users utilizing any of the Services for more minutes of Services' usage than is contained in the CDR provided by Allnet to Customer.

5.   FORECASTS; ORDER PROCESSING.
     ----------------------------

     5.1 Customer shall not be obligated to subscribe to all of the Services being made available by Allnet hereunder. Requests for subscription to any of the Services must be made by Customer at least thirty days prior to the desired date of activation. At such time as Allnet executes this Agreement and returns a copy to Customer, Allnet shall supply Customer with a subscription checklist and information sheet that must be completed by Customer each time it requests subscription to a new Service (the "SUBSCRIPTION CHECKLIST"). In addition to the Subscription Checklist, Customer shall provide Allnet with a forecast covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services/800 Number for the three calendar month period following the desired activation date. The forecast shall be in the format attached hereto as
Exhibit 5.1 and made a part hereof. Each forecast shall be revised by Customer at least thirty days prior to the expiration of each three calendar month period. Within ten Business Days of receiving a forecast or revised forecast, Allnet shall provide written acceptance or rejection of the forecast, in whole or in part. Failure by Allnet to accept or reject a forecast within said ten Business Day period shall not be deemed an acceptance of the forecast, unless Allnet thereafter accepts orders for the Services/800 Number covered by the forecast. If Customer exceeds a forecast accepted by Allnet, then Allnet shall have the right to cease accepting all orders for the under-forecasted Services/800 Number for such period of time as Allnet deems necessary, in its sole discretion.

     5.2 At the time Customer submits its first Subscription Checklist to Allnet, Customer shall select one of the options set forth below as the media by which it will transmit to Allnet orders for the Services. Orders shall be transmitted in the modified CARE format of Exhibit 4.1 A.

          A.   Magnetic tape in the format set forth in Exhibit 4.1 A.

          B.   Electronic Exchange via NDM.

          C.   Electronic Exchange via Procomm+.

Notwithstanding the foregoing options, if Customer has elected Electronic Exchange for receiving CDR, then Customer shall be deemed to have selected either option B. or C. above, whichever is applicable, for the purposes of this Subsection 5.2.

     5.3 At the time Customer submits an order for the Services, Customer shall furnish Allnet, via the applicable media hereunder, with the name, billing and service addresses and ANI of each applicable End-User (the "END-USER INFORMATION"). The End-User Information is required for local exchange carrier ("LEC") account set-up, normal call processing and handling NXX level customer service. The End-User Information shall be deemed to be Customer's Proprietary Information in accordance with Section 13.

     5.4 Allnet shall use its best efforts to activate Codes and End-User ANIs in accordance with the following time frames:

          A. Codes for existing End-User ANIs shall be activated within five Business Days of receipt by Allnet of complete and accurate End-User Information. Codes requested with End-User ANI orders will be activated when the ANI is activated. If the End-User Information submitted by Customer is incomplete or inaccurate, Allnet shall return the same to Customer for correction and resubmission.

          B. Customer understands and agrees that activation of End-User ANIs is contingent on the End-User Information associated with such ANIs complying with LEC established criteria. Assuming receipt of properly formatted End-User Information that complies with said LEC established criteria, ANIs will generally be activated within ten Business Days of receipt by Allnet of such End-User Information. If the End-User Information does not comply with said LEC criteria, Allnet shall attempt to correct non-complying End-User Information to the extent Allnet is able to do so ("ERROR CORRECTION"). If Allnet is unable to perform Error Correction within a reasonable period of time not to exceed ten Business Days after receipt of non-complying End-User Information, it shall resubmit the non-complying End-User Information to Customer for Customer's correction and resubmission.

          C. Subject to the provisions of subparagraph D. below, once each calendar month Allnet shall provide Customer with a written report detailing moves, adds and terminations for End-User ANIs ("ANI INFORMATION"). If Customer has elected to receive CDR via Electronic Exchange, then the ANI Information shall be transmitted via Electronic Exchange, rather than by a written report.

          D. If 10% or more of the aggregate End-User Information submitted by Customer in any calendar month fails to comply with the aforesaid LEC criteria, Allnet shall have the right in its sole discretion to cease providing Error Correction and/or ANI Information and require Customer to perform both functions. If Allnet ceases providing Error Correction and/or ANI Information pursuant to the preceding sentence and Customer requests Allnet to reinstate either or both, then Allnet may require Customer to provide an Allnet training session covering compliance with LEC criteria to appropriate Customer personnel. Such training shall be at a location designated by Customer and Customer shall pay Allnet a training fee of $25.00 per hour for the trainer, plus the trainer's travel, lodging and ancillary expenses.

     5.5 Notwithstanding the order transmission media selected pursuant to Subsection 5.2, until such time as Allnet determines in its sole discretion that Electronic Exchange and/or magnetic tape processing is available for the reservation or ordering of 800 Numbers (and informs Customer of such availability), orders for activation or reservation of 800 Numbers shall be by facsimile and subject to the following.

          A. Subject to (i) the Guidelines, (ii) delays attributable to other carriers, RespOrgs or the SMS 800 Database, and (iii) Subsections 5.1, 5.6 and 7.1, Allnet/Carrier/Customer 800 Numbers shall be activated and confirmed by Allnet within two Business Days of receipt by Allnet of a proper order in accordance with the order processing requirements set forth below. If the order submitted is not in compliance with said processing requirements, Allnet shall return the same to Customer for correction and resubmission.

               (i) Orders shall be submitted to Allnet via facsimile using the form attached hereto as Exhibit 5.5 (i) and made a part hereof, and shall include: (a) a letter of authorization in the format attached hereto as Exhibit
5.5 (i(a)) and made a part hereof, if Allnet is being appointed as the RespOrg, and (b) the End-User Information for each 800 Number, including the ANI translation for each 800 Number.

               (ii) If Allnet is requested to reserve an 800 Number from the SMS 800 Database on behalf of Customer, then Customer shall make such request via facsimile using the form attached hereto as Exhibit 5.5 (ii) and made a part hereof. Allnet shall fulfill up to 10 such reservation requests per calendar month at no charge. Additional requests each calendar month shall be charged to Customer at a cost of [_____] for every additional 100 requests or fraction thereof. Allnet shall provide Customer with the status of its request (either confirm reservation or indicate unavailability) via facsimile within two Business Days of its receipt of the request. VERBAL REQUESTS FOR RESERVATIONS WILL NOT BE ACCEPTED OR HONORED BY ALLNET.

               (iii) If Allnet has reserved an 800 Number for Customer and Customer does not order activation of the reserved number in accordance with item (i) above within ten Business Days from the date of Allnet confirmation of the reservation, the reserved number shall be assigned to the Allnet pool of 800 numbers and shall be available to Allnet for its or its other customers' reservation and use. CUSTOMER UNDERSTANDS AND AGREES THAT CUSTOMER SHALL BE RESPONSIBLE FOR ALL DAMAGES AND CLAIMS IN THE EVENT CUSTOMER AS8IGNS A RESERVED 800 NUMBER TO AN END-USER WITHOUT HAVING TIMELY ORDERED ACTIVATION OF SUCH 800 NUMBER WITH ALLNET AND SUCH 800 NUMBER IS ASSIGNED BY ALLNET TO A THIRD PARTY. CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD ALLNET HARMLESS FROM ANY CLAIMS AND COSTS (INCLUDING ATTORNEY FEES) RELATING TO THE ASSIGNMENT OF SUCH 800 NUMBER.

     B. Subject to Subsections 5.1, 5.6 and 7.1, initial PIN 800 Number set up shall be implemented within fifteen Business Days of receipt by Allnet of complete and accurate End-User Information (including the applicable PIN Number(s)). PIN Numbers must be numeric characters; "0000" is not available as a PIN Number. For adding or deleting a PIN Number to an existing PIN 800 Number the time frame shall be two Business Days after receipt by Allnet of Customer's request for the addition or deletion. If the End-User Information submitted by Customer is incomplete or inaccurate, Allnet shall return the same to Customer for correction and resubmission.

     C. The Allnet facsimile numbers and contact persons to be used for 800 Number reservations shall be 313-746-1433, Attention: Tonya Henderson; and for 800 Number orders shall be 313-647-2439, Attention: Mark Choroba. The Customer facsimile number and contact person to be used for said purposes shall be _______________, Attention:__________________. Either party may change its respective facsimile number or contact person upon prior written notice to the other party.

     5.6 In the event the traffic volume of ANIs, Codes or 800 Numbers ordered onto the Allnet network by Customer is such that Allnet determines, in its sole discretion, that a delay in processing orders is required, Allnet shall have the right to temporarily delay order processing for such period of time as Allnet deems necessary in its sole discretion. Any such delays shall not, however, adversely impact Customer for the purpose of determining whether Customer has met any minimum usage requirements hereunder. Allnet agrees to adjust the time frames for said requirements to reflect such delays.

6.   CALLING CARD REQUIREMENTS.
     -------------------------

     6.1 Upon Customer's submission of a Subscription Checklist for the Calling Card Services, Allnet shall commence the implementation of a Customer unique 800 gateway number for use of the Calling Card Services by End-Users (the "GENERIC PROGRAM"). The Generic Program shall be subject to the Calling Card Surcharge, but shall not be subject to the minimums set forth in Subsection 6.4. Allnet shall make the unique gateway number available to Customer within thirty Business Days after the date of receipt of the applicable Subscription Checklist.

     6.2 Customer shall have the option of selecting a customized program for the Calling Card Services that would include a Customer unique 800 gateway number and specially recorded voice and operator scripting (the "CUSTOM PROGRAM"). Upon submission by Customer of a Subscription Checklist for the Custom Program selecting either option (i) or (ii) set forth below, Allnet shall commence the process of developing the Custom Program. The two options, one of which must be selected on the Subscription Checklist, are as follows: (i) paying an initial customization fee of [________] to Allnet, or (ii) in lieu of such payment, agreeing to meet the minimums set forth in Subsection 6.4. If Customer selects option (i), but fails to timely pay the Customer Invoice listing the [________] fee, Customer shall be deemed to have selected option (ii) above. Subject to the written approval by Allnet of the customization specifications, Allnet shall make the Custom Program available to Customer within forty-five Business Days after the date of such written approval by Allnet. The unique 800 gateway number will be available for use with the Calling Card Services, but the specially recorded voice and operator scripting will only be available for the Allnet SpeedLink(R) special feature and the calling card operator assistance function. The other Allnet calling card special features will identify Allnet or another third party vendor as the provider of such features.

     6.3 After the Generic and/or Custom Program has been implemented, upon receipt of Customer's order and the End-User Information sent via the applicable media hereunder for the assignment of Codes, Allnet shall assign the Codes to Customer for issuance to End-Users, subject to the following. Customer shall be responsible for all costs associated with the design, production and distribution of all calling cards to be issued to End-Users. Allnet reserves the right, in its reasonable business judgment, to limit the number of Codes it assigns to Customer. CUSTOMER ACKNOWLEDGES AND AGREES THAT ONCE ALLNET ASSIGNS THE CODES TO CUSTOMER, THE CODES WILL BE ACTIVE AND CUSTOMER FURTHER AGREES THAT IT SHALL BE RESPONSIBLE FOR (I) ALL CHARGES ASSOCIATED WITH THE USAGE OF THE CODES ASSIGNED TO CUSTOMER HEREUNDER, INCLUDING WITHOUT LIMITATION, CHARGES FOR CALL ABUSE, AND (II) ALL CLAIMS BY THIRD PARTIES, INCLUDING END-USERS, ASSOCIATED WITH THE CODES ASSIGNED TO CUSTOMER HEREUNDER, INCLUDING WITHOUT LIMITATION, CLAIMS REGARDING CALL ABUSE, REGARDLESS OF WHETHER OR NOT CUSTOMER ISSUES SUCH CODES TO END-USERS.

     6.4 Excepting situations in which Customer has paid the [________] customization fee pursuant to Subsection 6.2, if Customer has subscribed to the Custom Program, Customer shall generate the following minimums in gross charges (tariffed charges prior to available discounts) for usage of the Calling Card Services as supported by the CDR for such Services.

          A. [________] per month commencing with the sixth full month following the month in which the Custom Program is made available to Customer.

          B. [________] per month commencing with the twelfth full month following the month in which the Custom Program is made available to Customer.

          C. [________] per month commencing with the eighteenth full month following the month in which the Custom Program is made available to Customer.

          D. If any of the foregoing applicable monthly minimums are not timely met, Customer shall have the option of paying either (i) a make up to minimum charge of the difference between the applicable monthly minimum set forth above and the actual gross charges for the Calling Card Services for each month in which the applicable minimum is not met, or (ii) the [________] customization fee. Customer shall make its election, and if it elects option (ii), Customer shall pay the [________] customization fee so that it is received by Allnet within fifteen Business Days following the date of written notice from Allnet that Customer did not attain the applicable minimum. If Customer elects option (i), then option (ii) shall no longer be available to Customer at any time and Allnet shall add the appropriate make up to minimum charge to Customer Invoices for each month in which the applicable minimum is not met for the remaining term of this Agreement. If Customer elects option (ii), and timely makes its payment to Allnet of the [________], Customer shall have no further obligations with respect to the above minimums.

          E. If Customer has subscribed to the Custom Program and elected to be subject to the above minimums rather than pay the [________] customization fee and this Agreement is terminated prior to the time the minimum under A. above becomes effective (other than termination by Customer for an uncured breach by Allnet), Customer agrees that it shall be liable for and pay to Allnet the [________] customization fee.

7.   800 NUMBER REQUIREMENTS.
     -----------------------

     ALL 800 NUMBERS.
     ---------------

     7.1  A.   In order to protect the integrity of its network, Allnet may without liability temporarily block any 800 Number having usage surges. Allnet agrees to use reasonable efforts to promptly notify Customer after such blockage has occurred.

          B. If usage of an 800 Number impacts Allnet in such a manner that the unbillable (non-completed) calls for such 800 Number in any month are greater than 5% of the billable (completed) calls for such 800 Number in that month, Allnet may, in its sole discretion, charge Customer a non-discountable $0.50 charge for each unbillable call in that month.

          C. CUSTOMER AGREES THAT IT SHALL BE RESPONSIBLE FOR (I) ALL CHARGES FOR USAGE OF 800 NUMBERS, AND (II) ALL CLAIMS BY THIRD PARTIES, INCLUDING END-USERS, RELATED TO 800 NUMBERS, INCLUDING WITHOUT LIMITATION, CLAIMS REGARDING CALL ABUSE, REGARDLESS OF WHETHER OR NOT CUSTOMER ASSIGNS ANY 800 NUMBERS TO END-USERS.

     7.2 Customer understands and agrees that call duration for 800 Number calls are measured at (i) time-point ("TP") 7 minus TP6 for the Switched Services and for inbound Dedicated Services traffic terminated to a End-User's dedicated facilities, and (ii) TP7 minus TP1 for all call attempts for inbound Dedicated Services traffic terminated to Customer's dedicated facilities. Time point definitions are attached hereto as Exhibit 7.2 and made a part hereof.

     ALLNET/CARRIER/CUSTOMER 800 NUMBERS.
     ------------------------------------

     7.3 At Customer's written request and to the extent available to Allnet, Canadian origination will be available for Allnet 800 Numbers. Due to the fact that Canadian origination is provided through an arrangement with third parties, Allnet does not guarantee the availability or continuing availability of Canadian origination. Customer shall inform End-Users in writing of this fact prior to or at the time of Customer's sale of Canadian origination. Allnet shall provide Customer with prompt written notice if Canadian origination becomes unavailable.

     7.4 At Customer's written request and to the extent available to Allnet, 800 Directory Assistance will be available for Allnet 800 Numbers at a charge of $15.00 per month per Allnet 800 Number requested to be listed with 800 Directory Assistance. Due to the fact that 800 Directory Assistance is provided through an arrangement with a third party, the provision of 800 Directory Assistance by Allnet shall be subject to the policies and procedures promulgated from time to time by such third party. Customer understands that any Allnet 800 Number listed with 800 Directory Assistance is not published in any written directory, but is only available on a call-in basis. Customer shall inform End-Users in writing of this fact prior to or at the time of Customer's sale of 800 Directory Assistance.

     7.5 The transfer of Allnet/Carrier/Customer 800 Numbers or Inbound Services traffic to another carrier (other than 800 PIN Service traffic which is not transferable) shall be subject to the Guidelines and the Allnet policies and procedures for 800 number/traffic transfers in existence at the time of the requested transfer.

     7.6 If an Allnet/Carrier/Customer 800 Number is temporarily blocked at Customer's request made in accordance with Section 8.1, then for the period such 800 Number is being blocked Allnet shall, at Customer's written request and expense, re-translate such 800 Number to Customer's customer service telephone number.

     PIN 800 NUMBERS.
     ----------------

     7.7 Customer understands and agrees that due to the multiple End-User nature of the 800 PIN Service, PIN 800 Numbers are controlled by Allnet and are not transferable by Customer or End-Users to another carrier. End-Users to whom PIN 800 Numbers are assigned forfeit the right to use such Numbers when their services are cancelled. Customer shall in writing inform End-Users assigned a PIN 800 Number of the conditions and limitations set forth above prior to or at the time of Customer's sale of the 800 PIN Service.

     7.8  A.   When the 800 PIN Service is ordered by Customer, Allnet agrees to initially provide Customer with three PIN 800 Numbers for use with the 800 PIN Service. At such time as a PIN 800 Number has at least 1,000 PIN Numbers assigned to it, and upon the written request of Customer, Allnet agrees to provide an additional PIN 800 Number to Customer.

          B. End-User calls to a PIN 800 Number for which a PIN Number is not entered at the initial bong tone will be routed to an Allnet operator for manual entry of the PIN Number. Up to 3% of total PIN 800 Number calls in any calendar month may be routed to an Allnet operator for manual entry of the PIN Number without charge to Customer. For all calls in excess of said 3%, Customer shall be charged $0.25 per call.

          C.   If a End-User (i) enters the numerals "0000" as a PIN Number,
(ii) enters an invalid PIN Number (less than four digits or incorrect four digits) on a second attempt to enter the PIN Number, or (iii) inquires of an Allnet operator as to what a correct PIN Number is, then such calls will be terminated to an Allnet 800 number to be delivered to Customer's customer service center. Customer shall be charged for such calls at the then current standard Allnet Solution(R) II 800 rates.

8.   SERVICE BLOCKAGE AND CANCELLATION.
     ----------------------------------

     8.1 Upon Customer's request sent via the applicable media hereunder, Allnet shall use reasonable efforts to immediately block or cancel the service to End-User ANIs or Codes, but in no event later than 24 hours after receipt of said request. The same standard shall apply to blockage of an Allnet/Carrier/Customer 800 Number associated with the Switched Services. Allnet shall have no obligation to temporarily block Allnet/Carrier/Customer 800 Numbers associated with the Dedicated Services, but Allnet will at Customer's request permanently cancel such 800 Numbers. Except in instances of its willful misconduct, Allnet shall not be liable to Customer or End-Users for any damages, costs or charges with respect to the failure of Allnet to block or cancel the Services in accordance with Customer's request. Thus, Customer shall be solely responsible for and shall defend, indemnify and hold Allnet harmless from and against any claims and costs (including attorney fees) by End-Users or other third parties related to the blocking of, or cancellation of the Services to, an ANI, Code or 800 Number at the request of Customer.

     8.2 In the event an End-User violates any provision of the Tariff, Allnet reserves the right without liability to immediately cancel the Services to such End-User in accordance with the Tariff.

9.   CALL ABUSE MONITORING.
     ----------------------

     9.1 Allnet monitors its network in an attempt to detect unauthorized usage ("Call Abuse") of an ANI, Code or 800 Number ("Standard Monitoring"). Customer authorizes Allnet to apply Standard Monitoring to End-User ANIs, Codes and 800 Numbers. If, pursuant to its Standard Monitoring, Allnet determines that Call Abuse is or may be occurring, Allnet shall have the right, but not the obligation, to block usage of the Services from any ANI, Code or 800 Number associated with the suspected Call Abuse. If Allnet elects to block the Services it shall use reasonable efforts to immediately notify Customer of such blockage via facsimile, but in no event later than 24 hours after the blockage. Allnet shall remove a blockage or replace a Code within 24 hours of Customer's written request. In lieu of blocking the Services, Allnet may, in its sole option, contact Customer by facsimile and request Customer to substantiate authorization for the suspected Call Abuse. Within 24 hours from its receipt of the Allnet facsimile, Customer shall instruct Allnet by facsimile as to what action, if any, it wishes Allnet to take regarding such suspected Call Abuse. Customer agrees that if it fails to timely provide such instruction, Allnet may take whatever action, including taking no action, it deems reasonable under the circumstances.

     9.2 Except in instances of its willful misconduct, Allnet shall not be liable to Customer or End-Users for damages, costs or charges, including charges for Call Abuse, arising from acts or omissions of Allnet in applying or failing to adhere to its Standard Monitoring practices or otherwise. Thus, Customer shall be solely responsible for and shall defend, indemnify and hold Allnet harmless from all expenses, charges and costs for usage attributable to End-User ANIs, Codes and 800 Numbers, including all charges for Call Abuse.

     9.3 The Allnet facsimile number and contact person to be used for the purposes set forth in this Section 9. shall be 313-433-4119, Attention: Bonnie Levine. The Customer facsimile number and contact person to be used for said purposes shall be _______________, Attention:____________________. Either party may change its respective facsimile number or contact person upon prior written notice to the other party.

10.  ADDITIONAL CUSTOMER REPRESENTATIONS/WARRANTIES & OBLIGATIONS.
     -------------------------------------------------------------

     10.1 Customer hereby represents and warrants that (i) it is certified to do business in all jurisdictions in which it conducts business and it is in good standing in all such jurisdictions, and (ii) it has been assigned a carrier identification code by BellCore. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer.

     10.2 Customer shall be responsible for obtaining signed letters of agency ("LOAs") from prospective End-Users in the format set forth in Exhibit 10.2 attached hereto and made a part hereof. Customer shall retain the signed LOAs and promptly make the originals available upon the request of Allnet, a LEC or any regulatory agency. Customer shall be responsible for LEC Primary Interexchange Carrier change charges ("PIC Charges") that may be imposed on Allnet as a result of End-Users moving onto or off of the Allnet network or as a result of Customer's inability or refusal to provide original End-User LOAs when requested. Any such PIC Charges shall be billed to Customer periodically on a Customer Invoice.

     10.3 Customer shall be responsible for and pay all expenses in connection with its business and its performance of this Agreement. Customer shall use its best efforts to solicit and market the Services to prospective End-Users in accordance with the terms of this Agreement and applicable law. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to Allnet, the Services, or the terms of this Agreement, such statements or representations shall be true, accurate and not misleading and shall conform to and be consistent with the terms herein.

     10.4 Customer shall not transfer an End-User to another long distance carrier, except with an LOA signed by the End-User and dated after the date on which the End-User was placed on the Allnet network, a copy of which LOA shall be provided to Allnet. Notwithstanding the foregoing, in the event Allnet is in default under the terms of this Agreement and fails to cure said default in accordance with the terms hereof, then Customer may transfer the End-Users to another long-distance carrier. Customer warrants that End-Users shall be residential and/or commercial end-users of the Services and shall not be other long distance carriers, resellers or aggregators.

     10.5 Customer may not use the Allnet name, logo, carrier identification code or service marks without the prior written consent of Allnet. Customer shall submit to Allnet for written approval copies of all marketing and advertising materials involving the Allnet name, logo, carrier identification code or service marks which Customer proposes to use in its marketing activities prior to use of said materials. Allnet may in its sole discretion grant or withhold its written consent or approval. Customer shall designate an individual to serve as contact for all communications between itself and Allnet.

     10.6 A.   Customer shall be responsible for all customer service functions for the End-Users and shall supply Allnet with a telephone number to which Allnet can refer End-Users that call Allnet with customer service issues. A list of the current Allnet network recordings that either identify Allnet as the carrier or that reference the Allnet customer service telephone number are set forth in Exhibit 10.6 A. attached hereto and made a part hereof. Customer understands and agrees that Allnet may add, change or delete said recordings from time to time and that Allnet is not obligated to change any recordings to identify Customer as the carrier or to reference Customer's customer service telephone number.

          B. In performing its customer service functions, Customer shall comply with the following quality assurance standards:

          (i) All Customer telephone personnel shall be courteous and responsive to End-Users at all times.

          (ii) All End-User calls for customer service shall be answered promptly.

          (iii) Customer shall answer all End-User correspondence by telephone or in writing. If an End-User is not available by telephone after two attempts, Customer shall respond in writing within five Business Days of receipt of End-User correspondence.

          (iv) Customer shall immediately notify Allnet of all End-User inquiries or problems regarding technical issues associated with the Allnet network. Customer shall refer such inquiries via procedures established by Allnet and communicated to Customer. Customer shall provide Allnet with the End-User's name, ANI, address and a description of the nature of the problem.

          (v) Customer shall maintain an experienced and trained staff of personnel in order to comply with its obligations under this Agreement, including the foregoing quality assurance standards.

          (vi) Customer shall comply with reasonable modifications to the quality assurance standards that Allnet may from time to time request in writing.

11.  PAYMENT TERMS AND OBLIGATIONS.
     ------------------------------

     11.1 Customer shall pay Allnet for the Services in accordance with the following.

          A. Allnet shall invoice Customer via facsimile on or about the fifth Business Day after the close of each Billing Cycle for the Services to be provided during the then current Billing Cycle and for any other sums due Allnet hereunder (the "Customer Invoice"). Each Customer Invoice shall detail: (i) the amount due Allnet, or the credit due Customer, [________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________]. In the event the Letter of Credit (defined at 11.2 D.) is less than [__________________________________________________________________________
________________________________________________________________________________
___________________________________], the Customer Invoice shall provide for a pre-payment in an amount [______________________________________________________
_____________________________________________________]. Each Customer Invoice
will rate the Services at the then current Allnet tariffed rates, less any applicable discount credits for which Customer may be eligible pursuant to
Exhibit 3.1.

          B. Each Customer Invoice shall be paid by Customer via wire transfer of immediately available U.S. funds to an account designated by Allnet so that the payment is received by Allnet within twenty-one days from the date of the Customer Invoice. Allnet agrees that (i) the Customer Invoice date shall be the same day that the Customer Invoice is faxed to Customer, and (ii) the Customer Invoice will be faxed on a Business Day. If payment for a Customer Invoice is not received by Allnet by the second Business Day prior to the due date of the Customer Invoice, Allnet agrees to notify Customer's contact named in C. below via facsimile of such non-receipt.

          C. The Customer facsimile number and contact person for purposes of this Subsection 11.1 shall be ______________, Attention :______________________.
Customer may change said facsimile number and contact person upon written notice to Allnet.

          D. At the time Customer submits its initial Subscription Checklist hereunder, it shall provide Allnet with an irrevocable, standby letter of credit to secure Customer's payment obligations hereunder (the "LETTER OF CREDIT"). The Letter of Credit shall be from a financial institution acceptable to Allnet in the minimum amount of [________] and shall include the terms and conditions set forth on Exhibit 11.2 D. attached hereto and made a part hereof. Allnet shall not be obligated to provide the Services until such time as it receives such a satisfactory Letter of Credit. Customer shall be responsible for all fees and expenses in obtaining the Letter of Credit and any amendments, supplements or replacements. Customer shall at all times during the term of this Agreement maintain the Letter of Credit in full force and effect in accordance with the terms herein. Customer shall have the option of furnishing a cash security deposit in lieu of the Letter of Credit. In such event, the provisions herein with respect to the Letter of Credit shall apply to such security deposit as well. Provided that Allnet has been paid for all outstanding monies due it from Customer hereunder, Allnet agrees that upon the termination or expiration of this Agreement it shall promptly return to Customer any undrawn Letter of Credit or any excess funds remaining from a draw on the Letter of Credit.

          E. In the event Customer fails to timely pay a Customer Invoice in full, Allnet shall have the right to draw on the Letter of Credit for the full face amount. Allnet shall apply the funds from the Letter of Credit to any outstanding Customer Invoice and credit any excess funds to Customer's account. If the funds from the Letter of Credit are insufficient to fully pay any outstanding Customer Invoice, then Allnet shall have the right to immediately proceed with its remedies under Subsection 11.3.

     11.2 [Intentionally left blank.]

     11.3 A.   In the event Customer fails to timely pay any Customer Invoice
(other than a failure caused by the failure of Allnet to provide the notice set forth in the last sentence of Subsection 11.1 B., in which event the due date for the Customer Invoice shall be extended two Business Days) or fails to maintain the Letter of Credit in full force and effect, Customer shall be in breach of this Agreement which the parties hereby agree is an uncurable breach, unless Allnet elects in writing to allow Customer to cure. If said uncurable breach occurs, or if Customer otherwise breaches this Agreement (and the breach remains uncured beyond any available cure period herein), Allnet shall have the right at its sole option to do any or all of the following: (i) cease accepting or processing orders for the Services; (ii) withhold delivery of any CDR Tapes and cease Electronic Exchange; (iii) draw on the Letter of Credit and enforce any guaranty granted herein; (v) terminate this Agreement without liability to Allnet, including cancellation of the Services to Customer and/or End-Users;
(vi) collect from Customer for future Services that would have been provided but for Customer's breach, including but not limited to the Monthly Surcharge and other charges referenced herein; and (vii) pursue such other remedy or relief as may be appropriate.

          [____________________________________________________________________
______________________________________________________________________________
________________________________________________________________________________
___________________]

[____________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________
_________________________________________________________________________
_______________________________________________________________________________
_____________________________________________________________________________
________________________________________________________________________
_______________________________________________________________________________
________________________________________________________________________________
_______]

          [_____________________________________________________________________
_____________________________________________________________________________
______________________________________________________________________________
__________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________
____________________________________________________________________________
_______________________________________________________________________________
___________________________________________________________________________
__________________________________________________________________________
_______________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
______________________________________________________________]

     11.4 Customer acknowledges and agrees that time is of the essence with respect to the payment of the Customer Invoices and that it shall have no opportunity to cure any failure by it to timely pay any Customer Invoice, absent a written agreement by Allnet. Customer further acknowledges and agrees to the following with respect to TERMINATION of this Agreement by Allnet for Customer's non-payment:

          A. That Customer shall not seek legal or equitable remedies, including without limitation, injunctive relief, that would require Allnet to continue providing the Services to End-Users through the Customer while any monies due Allnet hereunder remain unpaid.

          B. That upon termination of this Agreement, Allnet has the right to cancel or block the Services, or to continue providing long distance services to End-Users; that such cancellation or blockage may have an adverse impact on an End-User's business; and that Customer shall be solely responsible for all claims asserted by End-Users or other third parties associated with such blocking or cancellation of the Services by Allnet.

          C. That cancellation or blockage of the Services to End-Users will have a negative impact on Customer's business for which Allnet shall have no liability.

     11.5 Customer shall be responsible for payment of, or reimbursement to Allnet of, Universal Service Fund and Lifeline Assistance Charges (presubscribed line charges) as set forth in the National Exchange Carrier Association (NECA) Tariff FCC #5, sections 8.5.1, 8.5.2 and 17.1.4 (A) & (B), as the same may be amended from time to time, or any successor tariffs or sections. Said charges shall be included on Customer Invoices and shall be calculated based on the number of End-User ANIs presubscribed to Allnet. In addition, with respect to the Services, Customer shall be responsible for payment of, or reimbursement to Allnet for, (i) telecommunication relay service charges required by the Americans with Disabilities Act or otherwise (both federal and state), (ii) interexchange carrier fees payable to the FCC under the Omnibus Budget Reconciliation Act of 1993 or otherwise, and (iii) universal service fund charges, intraLATA compensation charges and similar fees and charges imposed on Allnet by state regulatory agencies. The above charges shall be included on Customer Invoices from time to time.

     11.6 Within ten Business Days after the Effective Date, Customer shall furnish to Allnet, and keep current during the term of this Agreement, valid and appropriate tax exemption certificates for all applicable jurisdictions (federal, state and local) in which it performs the End-User billing. Customer shall be responsible for properly taxing the End-Users and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend, indemnify and hold Allnet harmless from payment and reporting of all applicable federal, state and local taxes, including but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification shall include costs and expenses (including reasonable attorney's fees) incurred by Allnet in settling, defending or appealing any claims or actions brought against it relating to said taxes. In the event Customer fails to provide and maintain the required certificates, Allnet shall have the right, but not the obligation, to charge Customer for applicable taxes.

12.  TERM AND TERMINATION.
     ---------------------

     12.1 Subject to any early termination provisions provided herein, this Agreement shall be for the term of two years from and after the Effective Date (the "INITIAL TERM"). Unless a party provides the other party with at least ninety days written notice prior to expiration of the Initial Term of its intent to discontinue this Agreement upon expiration of the Initial Term, then upon such expiration this Agreement shall automatically continue until the earlier to occur of (i) termination as provided elsewhere herein, or (ii) termination by a party at any time upon ninety days written notice.

     12.2 Upon written notice, this Agreement may be immediately terminated by Allnet, without liability, (i) where provided for in this Agreement, (ii) in accordance with its rights to cancel service as set forth in the Tariff, or
(iii) after the occurrence of any of the following events:

          A. Upon Customer's insolvency, dissolution or cessation of business operations.

          B. The making by the Customer of any general assignment or arrangement for the benefit of creditors; the filing by or against the Customer of a petition to have it adjudged a bankrupt or for a reorganization or arrangement under any federal or state bankruptcy or insolvency laws, unless any such petition shall be dismissed or discharged within thirty days of its filing; the appointment of a trustee or receiver to take possession of all or substantially all the Customer's assets, where such fiduciary is not dismissed within thirty days of its appointment; the attachment, execution, or other levy or seizure of all or substantially all of the Customer's assets, where such event is not discharged within thirty days of its initiation.

          C. Pursuant to any order by the FCC denying Customer certification or authorization to provide long distance services as contemplated herein. Allnet shall have the right to cease providing the Services to Customer, but not terminate this Agreement, in any state pursuant to an order by a Public Utility or Service Commission denying Customer certification or authorization to provide long distance services in such state.

          D. The transfer of End-Users to another entity or long distance carrier by Customer, unless transferred in accordance with Subsection 10.4 or
15.2 B.

     12.3 This Agreement may be terminated by Customer pursuant to paragraph 9. of Exhibit 3.1.

     12.4 In the event of a breach of any term or condition of this Agreement (except for payment of funds due Allnet which is covered by Section 11. or other breaches the remedy for which is covered elsewhere herein) by a party, the other party may terminate this Agreement upon thirty days written notice to the breaching party, unless the breaching party cures the breach, or takes prompt steps to cure a breach that cannot be reasonably cured during said period, prior to expiration of said thirty day period. Customer's right to cancel service on thirty days notice under the Tariff is superceded by its termination rights under this Agreement.

     12.5 Subject to Subsection 13.6, upon termination or expiration of this Agreement, each party shall immediately discontinue the use, if any, of all trade names, service marks, trademarks, Proprietary Information and other materials provided to it by the other party.

     12.6 In addition to its right to convert End-Users to Allnet customers as provided elsewhere herein, upon termination or expiration of this Agreement, Allnet shall have the right to continue providing long distance services to End-Users on the Allnet network at the time of termination in accordance with the rates and terms Allnet and an End-User may agree upon and to treat such continuing End-Users as Allnet customers for all purposes.

13.  TRADE SECRETS AND CONFIDENTIALITY.
     ----------------------------------

     13.1 A.   Each party agrees that all information furnished to it and identified by the other party as being confidential or proprietary information or trade secrets (collectively referred to as "PROPRIETARY INFORMATION"), is, and shall continuously remain, the sole and exclusive property of the party furnishing the same (the party furnishing the Proprietary Information hereinafter referred to as the "DISCLOSING PARTY" and the other party hereinafter referred to as the "RECEIVING PARTY"). Each party shall treat the Proprietary Information and the contents of this Agreement in a confidential manner and, except to the extent necessary in connection with the performance of its obligations under this Agreement, neither party shall directly or indirectly disclose the same to any third party without the written consent of the Disclosing Party.

          B. The confidentiality obligations hereunder shall not apply to any portion of the Proprietary Information which (i) is or becomes public knowledge through no fault of the Receiving Party, (ii) is in the lawful possession of Receiving Party prior to disclosure to it by the Disclosing Party (as confirmed by the Receiving Party's records), (iii) is disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information, or (iv) is disclosed pursuant to the lawful requirement or formal request of a governmental agency. In the event that the Receiving Party is requested or legally compelled by a governmental agency to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party agrees on behalf of itself and its representatives that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party has the opportunity to pursue its legal and equitable remedies regarding such potential disclosure.

     13.2 The Proprietary Information is to be used by the Receiving Party only for the purposes contemplated herein and the Receiving Party shall not disclose the same to any one other than its employees who have a need to know and who agree to be bound by the terms of this Section 13. The Proprietary Information shall not be copied or retained by the Receiving Party in written form and all originals and any copies or summaries thereof shall be returned to the Disclosing Party upon request.

     13.3  Each party acknowledges that its breach or threatened breach of this
Section 13. may cause the Disclosing Party irreparable harm which would not be adequately compensated by monetary damages. Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary restraining orders or preliminary or permanent injunctions, shall be an available remedy in addition to any other legal remedies to which the Disclosing Party may be entitled.

     13.4 Neither party shall use the name, trade name, service marks, trade marks, or printed materials of the other party, in any promotional or advertising material, statement, document, press release or broadcast without the written consent of the other party.

     13.5 The parties acknowledge the existence of a highly competitive long distance marketplace and understand and agree that either party may offer to provide long distance services to customers of the other party, including End-Users, in accordance with such rates and terms as a party and the customer may agree upon, provided however, that a party shall not at any time use Proprietary Information of the other party in soliciting customers for long distance services. Provided further, Customer shall not, in any marketing activities to existing Allnet customers, use the fact that Allnet is the Customer's underlying carrier as an inducement for such customers to switch their long distance service to Customer.

     13.6 Notwithstanding the restrictions set forth in this Section 13., Allnet may use the End-User Information in furtherance of its rights under Subsections 11.3 and 12.6.

14.  LIMITATIONS ON LIABILITY AND ACTIONS; INDEMNIFICATION.
     ------------------------------------------------------

     14.1 PROVISIONS RELATING TO THE LIMITATION OF ALLNET LIABILITIES AND ITS DISCLAIMER OF WARRANTIES ARE SET FORTH IN THE TARIFF. IN ADDITION TO SAID PROVISIONS, ALLNET SHALL NOT BE LIABLE FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR REVENUES, CREDITS FOR SERVICE OUTAGES OR LOST TRAFFIC AND END-USER CREDITS. EXCEPT WITH RESPECT TO CLAIMS ARISING OUT OF ITS WILLFUL MISCONDUCT, THE MAXIMUM LIABILITY, IF ANY, OF ALLNET FOR ALL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR BREACH OF THIS AGREEMENT, NEGLIGENCE OR OTHER TORT WITH RESPECT TO THIS AGREEMENT, SHALL BE LIMITED TO AN AMOUNT NOT TO EXCEED $50,000.00.

     14.2 It being the express intent of the parties that Customer be solely responsible for all claims of End-Users relating to the Services, Customer agrees that it shall be solely responsible for any credits or adjustments that may be issued or required to be issued to End-Users and that it shall not be entitled to any credits or adjustments from Allnet on a Customer Invoice or otherwise for credits or adjustments given to End-Users. Further and in addition to its indemnification obligations set forth in the Tariff, Customer shall be responsible for and shall save, defend, indemnify, and hold Allnet and its directors, officers, employees and agents free and harmless from any and all claims (including any and all claims of End-Users and regulatory agencies), taxes, penalties, interest, expenses, damages, lawsuits, or other liabilities (including without limitation, reasonable attorneys' fees and court costs) relating to or arising out of (i) the operation of Customer's business; (ii) Customer's activities hereunder; and (iii) Customer's breach of any of the terms or provisions of this Agreement.

     14.3 The statute of limitations applicable to all claims by Customer arising under this Agreement shall be one year from the date that the action or event giving rise to the claim accrues, is discovered or should have been discovered.

15.  MISCELLANEOUS.
     --------------

     15.1  RELATIONSHIP OF PARTIES. Allnet and Customer acknowledge and agree
           -----------------------
that the relationship between them is solely that of independent contractors, and nothing herein shall be construed to constitute the parties as employer/employee, partners, joint ventures, franchisor/franchisee, co-owners, or otherwise as participants in a joint or common undertaking. Neither party, nor their respective employees, agents or representatives, shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

     15.2  LIMITATION ON ASSIGNMENT; SALE OF END-USER BASE.
           ------------------------------------------------

           A. Neither party shall assign or transfer its rights or obligations under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Allnet may assign this Agreement to its parent, successor in interest or a subsidiary without Customer's consent, and Customer may assign this Agreement to its parent, successor in interest or a wholly owned subsidiary upon prior written notice to Allnet and without Allnet's consent, provided Customer is not in default hereunder and its assignee agrees in writing to assume Customer's obligations hereunder. Any assignment or transfer without the required consent shall be void.

          B. Except as otherwise provided under Subsection 10.4, Customer shall not assign, sell, convey or otherwise transfer all or a portion of its End-User customer base (collectively "TRANSFER") without the prior, written consent of Allnet, which consent shall not be unreasonably withheld provided Customer complies with the conditions referenced below. Customer shall provide Allnet with at least sixty days prior, written notice of Customer's intent to initiate a Transfer. Within thirty days from the date of receipt by Allnet of Customer's said notice of intent, Allnet shall in writing inform Customer of the reasonable conditions required by Allnet for its consent to the Transfer, which conditions will at a minimum include compensation to Allnet to cover charges for future Services that would have been provided but for the Transfer, including but not limited to, the Minimum Charge, costs for the Custom Program and other charges referenced in this Agreement. If Allnet fails to timely provide said conditions, Allnet shall be deemed to have consented to the Transfer. The parties agree that (i) Customer's breach of this Subsection 15.2 B. is an uncurable breach, unless Allnet elects in writing to allow Customer to cure, and (ii) upon the occurrence of such breach Allnet may immediately proceed with its remedies under Subsection 11.3.

     15.3  ENTIRE AGREEMENT. This Agreement, the Tariff and any Exhibits
           ----------------
attached hereto contain the entire agreement between Allnet and Customer concerning the subject matter hereof, and any representations or agreements, oral or otherwise, not embodied herein, are superceded by the terms hereof and shall be of no force or effect. Except as otherwise set forth herein, Allnet makes no representations concerning the Services or otherwise. This Agreement is intended to supplement the Tariff, but in the event of a conflict between the provisions of this Agreement and the Tariff, the provisions of this Agreement shall control to the extent of such conflict. Without limiting the foregoing, Paragraphs 4.F. and 9. of Exhibit 2.1 are expressly superceded by the terms of this Agreement. Subject to Allnet's limitation of liabilities under Subsection 14.1, Paragraph 4.G. of said Exhibit shall be reciprocal to the extent that either party institutes legal action under this Agreement and prevails in such action.

     15.4  COUNTERPARTS.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The individuals signing this Agreement by their signatures below represent and warrant that they are authorized to bind and do so bind the party on behalf of which they are executing this Agreement. In order to be binding, any modifications to this Agreement must be in writing and signed by an authorized representative of each party.


     15.5  COMPLIANCE  WITH  LAWS.   During the term of this Agreement, the
           ----------------------
parties hereto shall comply with all local, state and federal laws and regulations applicable to this Agreement or to their respective businesses; further, the parties shall obtain, file and maintain any tariffs, permits, certifications, authorizations, licenses or similar documentation as may be required by the FCC, a state Public Utility or Service Commission, or any other governmental body or agency having jurisdiction over their respective businesses. Upon request, each party shall supply the other with copies of such tariffs, permits, certifications , etc .

     15.6  THIRD PARTIES.  The provisions of this Agreement and the rights and
           -------------
obligations created hereunder are intended for the sole benefit of Allnet and Customer, and shall not create any right, claim or benefit on the part of any person not a party to this Agreement, including End-Users.

     15.7  SURVIVAL OF PROVISIONS. Any obligations of the parties relating to
           ----------------------
monies owed, as well as those provisions relating to confidentiality, security interests, limitations on liability and actions and indemnification, shall survive termination or expiration of this Agreement.


     15.8  GOVERNING LAW.   Except as otherwise required by tariff or federal
           -------------
law, this Agreement shall be governed by Michigan law with exclusive venue and jurisdiction of any disputes involving this Agreement in the U. S. District Court for the Eastern District of Michigan or (in the event subject matter jurisdiction cannot be established in the U. S. District Court) the Circuit Court for the County of Oakland, State of Michigan.


     15.9  CONSTRUCTION.  The language used in this Agreement shall be deemed
           ------------
the language chosen by the parties to express their mutual intent. No rule of strict construction shall be applied against either party.


     15.10  ALLNET APPROVAL.   This Agreement is not effective until executed
            ---------------
by an Allnet officer as set forth below and a copy is given to Customer.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

ALLNET COMMUNICATION SERVICES,               DELTACOM, INC.
INC.

By: /s/ WILLIAM H. OBERLIN                   By: /s/ FOSTER MCDONALD
   -----------------------------------          -------------------------------
Title:        EVP                            Title: PRESIDENT
      --------------------------------             ----------------------------
Printed Name: WILLIAM H. OBERLIN             Printed Name: FOSTER MCDONALD
             -------------------------                    ---------------------
Date: 1/25/94 ("Effective Date")             Date: 1/17/94
      -------                                     --------------

1/7/94



                                EXHIBIT SCHEDULE


Exhibit Number                     Description
--------------                     -----------
      2.1            Excerpt of Tariff
      3.1            Rates/Charges for the Services
      4.1  A.        CDR and Modified CARE Formats
      5.1            Forecast Form
      5.5  (i)       800  Number Order Form
      5.5  (i(a))    800  Number Letter of Authorization
      5.5  (ii)      800  Number Reservation Form

      7.2            Time Point Definitions
     10.2            Form Letter of Agency
     10.6  A.        List of Allnet Network Recordings
     11.2  D.        Letter of Credit Terms & Conditions

                                  EXHIBIT 3.1

                      RATES AND CHARGES FOR THE SERVICES

***INFORMATION IN THIS EXHIBIT 3.1 (PAGES 29-35) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                                  EXHIBIT 7.2

                            TIME POINT DEFINITIONS

1.   Time Point 1: Request for Service Event

     Identifies the time of day that a request for service was received for the call. The request for service event is declared upon detection of a valid off-hook from an originating trunk.

2.   Time Point 6: Answer Detected Event

     Identifies the time of day that called party answer was declared.

3.   Time Point 7: Call Disconnect Event

     Identifies the time of day that calling or called party disconnect occurred.

                                 EXHIBIT 10.2

                               LETTER OF AGENCY


I, the undersigned Customer, authorize Deltacom ("Carrier") to provide my long distance service through Allnet Communication Services, Inc. ("Allnet") as the underlying transport provider, and to act as my agent in all matters related to providing my long distance service for the telephone number(s) listed on this form. I understand that, (i) I may only subscribe to one long distance carrier for outbound services for the listed telephone number(s), (ii) Allnet's name rather than the Carrier's name may appear on my local telephone company bill at the time my service begins, (iii) there may be a charge from the local telephone company for subscribing my long distance service to Carrier, (iv) there may be a charge from my local telephone company should I decide to change my long distance carrier after my service begins, and (v) I may be serviced and billed directly by Allnet at such time as Allnet ceases being the transport provider for the Carrier with respect to my long distance service.

This Letter of Agency shall remain in effect until Customer signs a new Letter of Agency.

Telephone Numbers   ______________________    ______________________
                    ______________________    ______________________
                    ______________________    ______________________
                    ______________________    ______________________

__________________________________    Customer's billing address
(print Customer's name)               and telephone #:
                                      ______________________________
__________________________________    ______________________________
Customer's signature                  ______________________________
                                      ______________________________

Title:___________________
Date:____________________

                                EXHIBIT 10.6 A

                           ALLNET NETWORK RECORDINGS


***INFORMATION IN THIS EXHIBIT 10.6A HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                                EXHIBIT 11.2 D.

         TERMS AND CONDITIONS FOR IRREVOCABLE STANDBY LETTER OF CREDIT
         -------------------------------------------------------------

Issuer:           FDIC insured financial institution acceptable to Beneficiary

Beneficiary:      ALLNET COMMUNICATION SERVICES, INC.
                  30300 Telegraph Road, Suite 350
                  Bingham Farms, Michigan 48025-4510

Account Party:    ______________________________________________________________
                  ______________________________________________________________

Amount:           US $ _________________________________________________________

Advising and
Negotiating
Bank:             Detroit, Michigan financial institution chosen by Issuer

Tenor:            sight, partial drawings permitted

Expiration:       Initial expiration date: _______________,  199_

                  The Credit shall be automatically extended (without the necessity of a formal amendment of the Credit) on each succeeding anniversary date of the initial expiration date, unless not less than sixty (60) days nor more than ninety (90) days prior to the initial expiration date or any subsequent extended expiration date, Beneficiary receives notice from Issuer in writing by overnight courier or registered mail (return receipt requested) that Issuer elects not to extend the Credit for an additional one year period.

 Documents:       1.  sight draft

                  2. One of the following statements purportedly signed by an officer of the Beneficiary stating:

                  (A) "Allnet Communication Services, Inc. ("Allnet") has determined that, as of the date of the accompanying sight draft, [Account Party] was obligated to pay Allnet the amount
                         ---------------
                  set forth on the accompanying sight draft and said amount is now past due.", or

                  (B) "The accompanying sight draft does not exceed the sum of
                  (i) the amount Allnet Communication Services, Inc. ("Allnet") has determined was due and payable by (Account Party) as of the date of the accompanying sight draft and (ii) the amount of payments received by Allnet from [Account Party] within ninety (90) days prior to the (a) filing of a petition by or against [Account Party] with the United States Bankruptcy Court or (b) the making by [Account Party] of an assignment for the benefit of creditors which in either of the foregoing instances under applicable state or federal law could result in the return of such payments to [Account Party], its debtor in possession or other appropriate parties.", or

               (C) "Allnet Communication Services, Inc. ("Allnet") has received notice from the issuer of Letter of Credit No.________ (the "Credit"), or its successor or assignee, of its election to not extend the Credit for an additional one year period. Allnet agrees that it will return all unused Credit proceeds to [Account Party] upon satisfaction in full of [Account Party's] obligations to Allnet."

Governing
Law: Either the Uniform Commercial Code as enacted in the state where Issuer is located or the Uniform Customs and Practices for Documentary Credits, 1983 Revision, ICC Pub. No. 400 ("UCP") shall govern the Credit. If the UCP shall govern, Articles 16c and 16e thereof shall not apply. If this Credit expires during an interruption of business as described in Article 19 of the UCP, Issuer agrees that Beneficiary may draw against the Credit for a period of thirty (30) days beginning on the date Issuer resumes business.

Negotiation:   At specified office of Advising and Negotiating Bank. If
               presentment is made prior to 11 a.m. (Detroit time), wire transfer of the sight draft proceeds will be made by the end of business on the next succeeding business day. If presentment is made after 11:00 a.m. (Detroit time), wire transfer of the sight draft proceeds will be made by the end of business on the second succeeding business day. Wire transfer instructions shall be set forth on the Beneficiary's sight draft.

Bank Charges:  All correspondent banking charges for the account of Account
               Party

Legal Fees:    In the event Issuer wrongfully dishonors a drawing under this
               Credit, Issuer shall reimburse Beneficiary for reasonable legal fees and expenses incurred subsequent to the date notice of dishonor was given to Beneficiary.

                                      40